Exhibit 99.1

TherapeuticsMD and EW Healthcare Partners

Announce Definitive Agreement for EW Healthcare Partners to acquire TherapeuticsMD

BOCA RATON, Fla.  – May 31, 2022 -- TherapeuticsMD, Inc. (NASDAQ: TXMD) (“TherapeuticsMD,” “TXMD” or the “Company”), an innovative, leading women’s healthcare company, today announced that it has entered into a definitive merger agreement to be acquired by an affiliate of EW Healthcare Partners, a private equity firm dedicated to making investments in rapidly growing healthcare companies.

Under the terms of the transaction, which has been unanimously approved by TXMD’s board of directors, EW Healthcare Partners will commence a tender offer to acquire all outstanding shares of TXMD common stock for $10.00 per share in an all-cash transaction, followed immediately by a merger.  The purchase price represents a premium of 367.3% over TherapeuticsMD’s closing share price on May 27, 2022.

 “We are very pleased to enter into this agreement with EW Healthcare Partners,” stated Hugh O’Dowd, Chief Executive Officer of TherapeuticsMD. “Together, we will continue empowering women of all ages through a therapeutic focus in family planning, reproductive health, and menopause management. We have a deep appreciation for EW Healthcare Partners’s depth of expertise and track record and know they will bring an incredible value of knowledge and strategic guidance.”

EW Healthcare Partners is one of the largest and oldest private healthcare investment firms with over $4B of capital raised since its inception. EW Healthcare Partners has made investments in over 150 rapidly growing healthcare companies in the pharmaceutical, medical device, diagnostics, and technology-enabled services sectors in the United States and in Europe.

“We are pleased to welcome TherapeuticsMD to the EW Healthcare Partners portfolio and are deeply committed to the Company's mission of advancing women’s health. EW Healthcare Partners has already made a significant investment in women’s health through its acquisition of Majorelle. TherapeuticsMD represents a unique opportunity for Majorelle to enter the US market and is a perfect fit with our ambitious plans to create a fast-growing, premier trans-Atlantic women’s health platform.  We bring an extensive network and capital to fund the further growth of the combined company.” said Evis Hursever, Managing Director at EW Healthcare Partners.

“We look forward to working together with the company’s management team to enhance the patient experience, improve operational efficiency and create one of a very few trans-Atlantic specialty pharma companies dedicated to women’s health,” said Olivier Bohuon, Senior Adviser with EW Healthcare Partners and Chairman of Majorelle.

Transaction Details

The transaction, which has been unanimously approved by TherapeuticsMD’s Board of Directors, implies a total enterprise value for the Company of approximately $177 million and will be structured as an all-cash tender offer to acquire all issued and outstanding shares of TherapeuticsMD common stock, followed immediately by a merger.

Under the terms of the agreement, an affiliate of EW Healthcare Partners will commence a tender offer to acquire all issued and outstanding shares of TherapeuticsMD common stock at a price of $10.00 per share.  The tender offer will initially remain open for 20 business days from the date of commencement of the tender offer, subject to extension under certain circumstances.

The price represents a 367.3% premium over TherapeuticsMD’s closing share price of $2.14 on May 27, 2022 and a premium of 211.8% to TherapeuticsMD’s 30-day volume weighted average share price on May 27, 2022.

Following a successful completion of the tender offer, including meeting certain conditions, the EW Healthcare Partners affiliate will acquire all remaining untendered shares of TherapeuticsMD common stock at the same price of $10.00 per share through a second step merger.

In connection with entering into the transaction, the lenders and administrative agent under the Company’s Financing Agreement with Sixth Street Partners have agreed to extend the maturity date of the Financing Agreement to July 13, 2022, allowing the Company to complete the transaction with EW Healthcare Partners on or before that date. In addition, the lenders and administrative agent have agreed to roll-over the Company’s indebtedness under the Financing Agreement in connection with, and conditioned on, the closing of the merger.

Closing of the tender offer and merger are subject to certain conditions, including that a majority of the shares of TherapeuticsMD’s common stock are tendered and not withdrawn in the tender offer, that there is no default or event of default under the Company’s Financing Agreement, and other customary closing conditions. Upon completion of the transaction, TherapeuticsMD will become a privately held company and shares of TherapeuticsMD’s common stock will no longer be listed on any public market. The parties anticipate that the combination will be completed on or before July 13, 2022.

Advisors

Greenhill & Co., LLC is serving as financial advisor and DLA Piper LLP (US) is serving as legal counsel to TherapeuticsMD.

EW Healthcare Partners was advised by Kirkland & Ellis (Legal), PwC (financial and tax) and BCG (commercial).

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. TherapeuticsMD’s products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. TherapeuticsMD is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit https://www.therapeuticsmd.com/ or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

About EW Healthcare Partners (“EW”)

With over $4 billion raised since inception, EW Healthcare Partners is one of the largest and oldest private healthcare investment firms and seeks to make growth equity investments in fast growing commercial-stage healthcare companies in the pharmaceutical, medical device, diagnostics, and technology-enabled services sectors in the United States and in Europe. Since its founding in 1985, EW Healthcare Partners has maintained its singular commitment to the healthcare industry and has been a long-term investor in over 150 healthcare companies, ranging across sectors, stages and geographies. The team is comprised of over 20 senior investment professionals with offices in New York, Houston and London.  https://www.ewhealthcare.com/

Cautionary Notes Regarding Forward Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, plans and objectives, and management’s beliefs, expectations or opinions, may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address expected future actions and expected future business and financial performance. Forward-looking statements may be identified by the use of words such as “believe,” “will,” “should,” “estimate,” “anticipate”, “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continues,” “if” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.

Actual results, developments and business decisions may differ materially from those expressed or implied in any forward-looking statements as a result of numerous factors, risks and uncertainties over which the Company or EW Healthcare Partners, as applicable, have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied, including uncertainties as to how many of the Company’s stockholders will tender their shares in the tender offer and the possibility that if the transaction does not close by July 13, 2022, or the Company is unable to satisfy the minimum qualified cash covenant under the Company’s Financing Agreement, it will constitute an event of default under the Company’s Financing Agreement and the Company may not continue as a going concern; (2) the parties’ ability to complete the proposed transaction contemplated by the Merger Agreement in the anticipated timeframe or at all; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction (including that if the transaction agreement is terminated it is an event of default under the Company’s Financing Agreement and the Company may not continue as a going concern); (4) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from ongoing business operations; (7) the outcome of any legal proceedings that may be instituted related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) the risk that competing offers or acquisition proposals will be made; (10) general economic conditions, particularly those in the life science and medical device industries; (11) stock trading prices, including the impact of the proposed transaction on the Company’s stock price and the corresponding impact that failure to close the proposed transaction would be expected to have on the Company’s stock price, particularly in relation to the Company’s current and future capital needs and its ability to raise additional funds to finance its future operations in the event the proposed transaction does not close; (12) the participation of third parties in the consummation of the proposed transaction; and (13) other factors discussed from time to time in the reports of the Company filed with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties contained in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on March 23, 2022, and related sections in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are available free of charge at http://www.sec.gov or under the “Investors & Media” section on the Company’s website at www.therapeuticsmd.com.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Additional Information about the Transaction and Where to Find It

The tender offer has not yet commenced. This communication is neither an offer to buy nor a solicitation of an offer to sell any securities of the Company, nor is it a recommendation by the Company, its management or Board of Directors that any investors sell or otherwise tender any securities of the Company in connection with the transactions described elsewhere in this communication.  The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that an affiliate of EW Healthcare Partners intends to file with the SEC.  In addition, the Company will file with the SEC a Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain the tender statement on Schedule TO, the offer to purchase, the Recommendation Statement of the Company on Schedule 14D-9 and related materials filed with the SEC with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by the Company under the “Investors & Media” section of the Company’s website at www.therapeuticsmd.com. Investors are advised to read these documents when they become available, including the Recommendation Statement of the Company and any amendments thereto, as well as any other documents relating to the tender offer and the merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares in the tender offer because such documents contain important information, including the terms and conditions of the tender offer.

Contact

For TherapeuticsMD:

Lisa M. Wilson

In-Site Communications, Inc.

212-453-2793

lwison@insitecony.com

TherapeuticsMD

561-961-1900

IR@TherapeuticsMD.com